UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 14, 2017

(Date of earliest event reported)

NioCorp Developments Ltd.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115 Centennial, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Lind First Tranche Increase

As previously announced, on December 14, 2015, NioCorp Developments Ltd. (the “Company”) entered into a definitive convertible security funding agreement (the “Lind Agreement”) with an entity managed by The Lind Partners, a New York-based asset management firm (collectively with The Lind Partners, “Lind”). A first tranche $4.5 million was made in a series of advances between December 22, 2015 and January 19, 2016, pursuant to the issuance of an initial convertible security with a face value of $5.4 million during the same period (the “Initial Convertible Security”). Further to the terms of the Lind Agreement, upon satisfaction of certain conditions, including but not limited to, a minimum draw down amount by Lind under the Initial Convertible Security, a minimum market capitalization for the Company and a minimum amount of cash on the Company’s balance sheet, the Company had the right to call an additional $1.0 million under the Initial Convertible Security (a “First Tranche Increase”).

On February 14, 2017, upon satisfaction of the conditions for the First Tranche Increase, the Company provided notice to Lind to demand the advancement of an additional $1.0 million in funding under the Initial Convertible Security pursuant to its right to call. As a result, upon payment of the additional $1.0 million in funding by Lind to the Company, the face amount of the Initial Convertible Security will be increased by $1.2 million ($1.0 million in additional funding and $200,000 in implied interest amount). In connection with the Convertible Security Increase, the Company is obligated to issue Lind common share purchase warrants of the Company (the “Warrants”). The Warrants will have a term of 36 months from issuance, and the number of Warrants to be issued will be equal to $1.0 million divided by the volume-weighted average price of the Company’s common shares on the TSX (the “VWAP”) for the five (5) consecutive trading days immediately before the Convertible Security Increase funding is received, multiplied by 0.5. The exercise price of the Warrants issuable in connection with the Convertible Security Increase will be equal to 120% of the Company’s five (5) trading day VWAP per share immediately prior to the date the Convertible Security Increase is received.

Lind is entitled to convert the Initial Convertible Security in monthly installments over its term at a price per share equal to 85% of NioCorp’s five-day trailing volume weighted average price on the TSX (“VWAP”) prior to the date that notice of conversion is provided by Lind. The Lind Agreement contains restrictions on how much of the Initial Convertible Security may be converted in any particular month. NioCorp has the option to buy back up to 70% of the Initial Convertible Security in cash at any time for a nominal premium. Lind is entitled to accelerate its conversion right to the full amount of the face value of the Initial Convertible Security or demand repayment thereof in cash upon a default and other designated events.

Private Placement

On February 14, 2017, the Company announced an initial close (the “Initial Close”) of a private placement of units of the Company. In connection with the Initial Close, the Company entered into subscription agreements (collectively, the “Subscription Agreements”) by and between the Company and each investor. The Subscription Agreements contained the terms of the offering of the units of the Company and typical representations and warranties from the investors to the Company and from the Company to the investors. Additionally, in accordance with the terms of the Subscription Agreements we granted the investors certain registration rights regarding the common shares of the Company underlying the units and the common shares issuable upon exercise of the warrant underlying the units. The terms of the units offering are more fully described in Item 3.02 below which is hereby incorporated into this Item 1.01 by reference. The terms of the registration rights are more fully described in Item 3.03 below which is hereby incorporated into this Item 1.01 by reference.

Warrant Indenture

On February 14, 2017, the Company entered into a Warrant Indenture with Computershare Trust Company of Canada (the “Warrant Agent”) regarding common share purchase warrants of the Company issued in connection with the Company’s closing of its first tranche of a private placement of units of the Company (the “Warrant Indenture”). The common share purchase warrants are exercisable at C$0.85 per share of the Company until February 14, 2020. The Warrant Indenture contains customary terms and conditions for the issuance, transfer and exercise of the common share purchase warrants and the terms for actions by the warrant holders and the obligations of the Company and the Warrant Agent in relation to the common share purchase warrants.

The above summary of the material terms of the Warrant Indenture is qualified in its entirety by the actual terms and conditions of the Warrant Indenture which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the Lind Agreement and the First Tranche Increase contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On February 1, 2017, the Company issued 617,971 common shares of the Company to Lind Asset Management IV, LLC upon conversion of US$275,000 in principal amount of the Company’s outstanding convertible note issued in December of 2015 at a conversion price of C$0.76641 per share. The common shares were issued pursuant to Section 3(a)(9) of the Securities Act, in connection with the voluntary conversion of convertible note and based upon representations and warranties of Lind Asset Management IV, LLC in connection therewith.

On February 6, 2017, the Company issued 1,698,072 common shares of the Company to Lind Asset Management IV, LLC upon conversion of US$750,000 in principal amount of the Company’s outstanding convertible note issued in December of 2015 at a conversion price of C$0.76426 per share. The common shares were issued pursuant to Section 3(a)(9) of the Securities Act, in connection with the voluntary conversion of convertible note and based upon representations and warranties of Lind Asset Management IV, LLC in connection therewith.

On February 14, 2017, the Company issued a notice to Lind Asset Management IV, LLC regarding the first tranche increase. The additional $1.2 million in face amount of the Initial Convertible Security is convertible into common shares of the Company pursuant to its terms. The disclosure regarding the Lind Agreement and the First Tranche Increase contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

On February 14, 2017, the Company closed the first tranche of its non-brokered private placement announced January 27, 2017. In connection therewith, the Company issued 3,860,800 units of the Company (each a “Unit”) at a price of C$0.70 per Unit, for aggregate gross proceeds of C$2,702,560. Each Unit consists of one common share of the Company and one transferable common share purchase warrant (a "Warrant"), with each Warrant entitling the holder thereof to acquire one additional common share at a price of C$0.85 until February 14, 2020. The Units were issued on a private offering basis to investors with whom the Company had a pre-existing relationship pursuant to (i) in the case of investors outside of the United States that were not, and were not acting for the account or benefit of, a U.S. person (as defined in Regulation S under the Securities Act), in accordance with the exclusion from the registration requirements of the Securities Act provided by Rule 903 of Regulation S thereunder, and (ii) in the case of investors inside the United States or that were, or were acting for the account or benefit of, a U.S. person, pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 506(b) of Regulation D thereunder and Section 4(a)(2) thereof, in each case, pursuant to the representations and covenants of the investors made to the Company in connection with their purchase of the Units.

As of February 14, 2017, there were 191,924,972 common shares of the Company outstanding.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

On February 14, 2017, in connection with the closing of the Company’s offering of Units, the Company granted registration rights to the investors in the Unit offering. Under the registration rights, the Company has agreed to use its commercially reasonable efforts to file a registration statement with the United States Securities and Exchange Commission under the Securities Act registering the resale by the investors in the Unit offering of the common shares underlying the Units and the common shares issuable upon exercise of the Warrants and to bring such registration statement effective as soon as possible thereafter. The Company further agreed to use its commercially reasonable efforts to maintain the registration statement or post-effective amendment thereto effective until the earlier of the date (i) all of the registrable securities have been sold pursuant to such registration statement or Rule 144, if available, or (ii) three years from the effective date. The Company’s agreement does not provide for any penalties or other payments or the issuance of additional securities should the Company not file or bring a registration statement effective or fail to maintain the effectiveness of the registration statement.

The above summary of the material terms of the registration rights is qualified in its entirety by the actual terms and conditions of the registration rights contained in the form of Subscription Agreement which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 3.03.

Item 8.01. Other Events.

On February 15, 2017, the Company issued a press release announcing the closing of the first tranche of its private offering of Units for gross aggregate proceeds of C$2,702,560. A copy of the February 15, 2017 press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

Exhibit	Description
4.1	Warrant Indenture
4.2	Form of Subscription Agreement
99.1	February 15, 2017 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: February 17, 2017	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer